Exhibit 10.17

CALIFORNIA BANCORP

RESTRICTED STOCK UNIT AGREEMENT

California BanCorp, a California corporation, (the “Company” or “BanCorp”), hereby awards you a Restricted Stock Unit Award (the “Stock Units”). The terms and conditions of the Award are set forth in this cover sheet and the attached Restricted Stock Unit Agreement (together, this “Agreement”) and in the California BanCorp 2017 Equity Incentive Plan as it may be amended from time to time (the “Plan”). “Shares” means shares of Bancorp Common Stock. “Service” means rendering service to BanCorp or its Subsidiaries as an advisor, Director or employee. Capitalized terms in this Agreement that are not defined shall have the meanings set forth in the Plan.

Date of Award:

Name of Participant:

Number of Restricted Stock Units Awarded:

Vesting Calculation Date:

Vesting Schedule: [Subject to your continuous Service, the Stock Units shall vest in three (3) equal installments on each of the first three (3) anniversaries of the Vesting Calculation Date.] [Subject to your continuous Service, the Stock Units shall vest in a single installment on the first anniversary of the Vesting Calculation Date.]

By signing this cover sheet, you agree to all terms and conditions described in this Agreement and in the Plan. You further represent that you (i) fully understand and accept all provisions of the Plan and this Agreement; and (ii) agree to accept as binding, conclusive, and final all of the Committee’s decisions regarding, and all interpretations of, the Plan and this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

CALIFORNIA BANCORP	AGREED AND ACCEPTED:

By:	Signature:

Title:	Name:

CALIFORNIA BANCORP

RESTRICTED STOCK UNIT AGREEMENT

1.

The Plan and Other Agreements. The text of the Plan is incorporated in this Agreement by this reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. . This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award of Restricted Stock. Any prior agreements, commitments or negotiations are superseded.

2.

Award of Stock Units. The Company awards you the number of Stock Units shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement and the Plan. This Award is not intended to constitute a nonqualified deferred compensation plan within the meaning of section 409A of the Code and will be interpreted accordingly.

3.	Vesting. This Award will vest according to the Vesting Schedule on the attached cover sheet, unless and until your Service terminates. Vested Stock Units shall be settled as provided in Section 7.

4.

Return of Stock Units to Company. Upon the occurrence termination of your Service for any reason, all then outstanding unvested Stock Units shall be forfeited and returned to the Company without consideration.

5.

Leaves of Absence. For purposes of this Award, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for Service crediting, or when Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active work. The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

6.

Transfer of Award. You cannot gift, transfer, assign, alienate, pledge, hypothecate, attach, sell, or encumber this Award. If you attempt to do any of these things, this Award will immediately become invalid. You may, however, dispose of this Award in your will or it may be transferred by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Award in any other way.

7.

Settlement of Vested Stock Units. To the extent a Stock Unit becomes vested and subject to Participant’s satisfaction of any tax withholding obligations, each vested Stock Unit will entitle Participant to receive one Share (or a cash amount equal to the Fair Market Value of a Share on such date of vesting and the Committee in its discretion may decide to settle vested Stock Units with cash and/or Shares) on the applicable vesting date or as soon as practicable thereafter, but not later than thirty (30) days from the vesting date (the actual date of such issuance during such period shall be solely determined by the

Company) in exchange for such vested Stock Unit. Issuance of such Shares and/or cash shall be in complete satisfaction of such vested Stock Units. Such settled Stock Units shall be immediately cancelled and no longer outstanding and Participant shall have no further rights or entitlements related to those settled Stock Units.

8.	Voting and Other Rights. Participant shall have no rights of a shareholder with respect to the Stock Units including, without limitation, no right to vote the Stock Units (or underlying Shares).

9.	Restrictions on Issuance. The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.

10.

Taxes and Withholding. You will be solely responsible for payment of any and all applicable taxes, including without limitation any penalties or interest based upon such tax obligations, associated with this Award. The delivery to you of any vested Shares will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled in the Company’s discretion by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you under the vesting Stock Units as provided in the next two sentences. Such withheld Shares will be applied to pay the withholding obligation by using the aggregate fair market value of the withheld Shares as of the date of vesting. You will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares. The Company will not deliver any fractional number of Shares.

11.

Clawback Policy. You expressly acknowledge and agree to be bound by any Company policy on recoupment of equity or other compensation, including the clawback provisions contained in Section 20 of the Plan.

12.

No Employment or Retention Rights. Your Award or this Agreement does not give you the right to be retained by the Company (and any Subsidiaries) as an employee or in any other capacity. The Company (and any Subsidiaries) reserves the right to terminate your Service at any time and for any reason.

13.

Extraordinary Compensation. The Stock Units and the Shares subject to the Stock Units are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.

Adjustments. If the Company pays dividends with respect to the shares of Common Stock (the date of any such payment is a “Dividend Date”), then Dividend Equivalents shall then be credited to any then outstanding Stock Units. The amount of such Dividend Equivalents credited will be the dollar value of dividends paid on an actual share of

Common Stock on the Dividend Date, multiplied by the number of outstanding Stock Units outstanding under this Award Agreement as of the Dividend Date. This aggregate dollar amount will be credited to this Award as Dividend Equivalents. Such Dividend Equivalents will be subject to the Plan and the same vesting (on a pro-rata basis based on each vesting tranche of Stock Units outstanding hereunder on the Dividend Date), forfeiture restrictions, restrictions on transferability, and settlement provisions as apply to the Stock Units to which the Dividend Equivalents are attached.

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Stock Units covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

15.

Legends. All certificates or book entries representing the Common Stock issued under this Award may, where applicable, have endorsed thereon the following notations or legends and any other notation or legend the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

16.	Applicable Law.. This Agreement will be interpreted and enforced under the laws of the State of California without reference to the conflicts of law provisions thereof.

17.

Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company and you and any respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company and you and any respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the settlement or termination of the Award.

18.

Notice. Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the Company. Any notice to be given or delivered to you relating to this Agreement may be delivered by email (including prospectuses required by the SEC) as well as all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements). The Company may also deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

19.	Voluntary Participant. You acknowledge that you are voluntarily participating in the Plan.

20.

No Rights to Future Awards. Your rights, if any, in respect of or in connection with any future Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole and absolute discretion of the Committee.

21.

Future Value. The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not maintain or increase their value after the Date of Award, the Award could have little or no value.

22.

No Advice Regarding Award. The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

23.

No Right to Damages. You will have no right to bring a claim or to receive damages if any portion of the Award is cancelled or expires. The loss of existing or potential profit in the Award will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Subsidiary to you.

24.

Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.

25.

Other Information. You agree to receive shareholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website, if the Company wishes to provide such information through its website. You acknowledge that copies of the Plan, Plan prospectus, Plan information and shareholder information are also available upon written or telephonic request to the Plan’s administrator.

26.

Further Assistance. You agree to provide assistance reasonably requested by the Company in connection with actions taken by you while providing services to the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which you rendered service to the Company.

27.	General.

(a)    In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

(b)    The rights of the Company under this Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under this Agreement may only be assigned with the prior written consent of the Company.

(c)    Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

(d)    YOU ACKNOWLEDGE AND AGREE THAT THE ISSUANCE OF SHARES PURSUANT TO THIS AGREEMENT SHALL BE EARNED ONLY BY YOU RENDERING SERVICE OR AS OTHERWISE PROVIDED HEREIN, AND NOT THROUGH THE ACT OF BEING HIRED, APPOINTED OR OBTAINING SHARES HEREUNDER.